PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into effective as of June 30, 1998, by and BROOKDALE LIVING COMMUNITIES OF NORTH CAROLINA, INC., a Delaware corporation ("Seller"), and AH NORTH CAROLINA OWNER LIMITED PARTNERSHIP, an Ohio limited partnership ("Purchaser"). Any and all capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Development Agreement (as such term is defined below).

                              W I T N E S S E T H:

         WHEREAS, Seller owns that certain land located in Raleigh, North Carolina consisting of approximately 8.25 acres and legally described on Exhibit A attached hereto, together with all improvements thereon (such land and improvements shall hereinafter together be referred to as the "Land");

         WHEREAS, Seller desires to sell all of its interests in and to the Property (as hereinafter defined) to Purchaser;

         WHEREAS, Purchaser desires to purchase the Property from Seller in accordance with the terms and provisions described in this Agreement;

         WHEREAS, there is currently being constructed on the Land a senior independent and assisted living facility (the "Facility") to consist of approximately 219 units, which Facility is being constructed pursuant to that certain letter of intent to enter into a Construction Contract dated April 27, 1998 (together with the Construction Contract entered into pursuant to such letter of intent, the "Construction Contract"), between Seller, as owner, and McDevitt Street Bovis, Inc.(the "Contractor") and pursuant to the plans and specifications for the Facility prepared by Lucien LaGrange and Associates, Ltd. and incorporated by reference in the Construction Contract;

         WHEREAS, concurrent with the execution and delivery hereof, Seller and Purchaser are executing and delivering that certain Development Agreement (the "Development Agreement") pursuant to which Seller agrees to continue the construction and development of the Facility (which have heretofore been conducted by Brookdale Living Communities, Inc. ("BLCI")) upon the terms set forth in the Development Agreement; and

         WHEREAS, the parties now desire to enter into this Agreement to provide for the sale by Seller of its interests in the Property to Purchaser, all on the terms and subject to the conditions set forth herein.


         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller do hereby agree as follows:

         1. The Property. For purposes of this Agreement, the term "Property" shall mean any and all interests of Seller in the following items subject to the Permitted Exceptions (as hereinafter defined): (i) the Land, (ii) all personal property and other tangible property now or hereafter located on the Land or used in connection with the construction, development, operation or maintenance of the Land, including, but not limited to, fixtures and equipment, other than personal property and other tangible property necessary or appropriate for Seller to retain in order to perform its obligations under the Development Agreement, and (iii) all intangible property now or hereafter used in connection with the operation or maintenance of the Land, including, but not limited to, contracts, agreements, guaranties, plans and specifications, licenses, books and records and all other items and instruments pertaining to the Land except as described in the Development Agreement and other than intangible property necessary or appropriate for Seller to retain in order to perform its obligations under the Development Agreement. "Permitted Exceptions" shall mean
(i) those exceptions listed on Exhibit B attached hereto, (ii) Seller's rights to reacquire the Property pursuant to Section 8 of this Agreement and (iii) any rights or interests of any contractors or subcontractors for work done on the Land that has not been fully paid for as of the Closing. Purchaser acknowledges that Seller has commenced construction of certain improvements on the Land which have not been fully paid for as of the date of this Agreement.

         2. Purchase and Sale of Property. On the terms and subject to the conditions set forth in this Agreement, Seller hereby agrees to convey, transfer and assign to Purchaser, on the Closing Date (as defined in Section 3 below), Seller's entire right, title and interests in and to the Property for an aggregate amount equal to Two Million Nine Hundred Two Thousand Seven Hundred Seventy-six and .97/100 Dollars ($2,902,776.97) (the "Purchase Price"). The Purchase Price shall be paid to Seller as follows: (a) on the Closing Date Purchaser shall pay Seller the sum (the "Cash Portion") of One Million and no/100 Dollars ($1,000,000), which Cash Portion shall be paid by wire transfer of immediately available funds to an account designated by Seller, and (b) on the Closing Date, Purchaser shall deliver to Seller a promissory note (the "Note") substantially in the form of Exhibit C attached hereto, payable to the order of Seller in the original principal amount of One Million Nine Hundred Two Thousand Seven Hundred Seventy-six and .97/100 Dollars ($1,902,776.97). The repayment of the Note and the obligations of Purchaser under this Agreement and the Development Agreement shall be guarantied (a) by AH North Carolina Subordinated, LLC ("AH Subordinated"), an Ohio limited liability company and the owner of a ninety-nine percent (99%) limited partnership interest in Purchaser and the owner of all of the issued and outstanding stock of AH North Carolina CGP, Inc. ("AH CGP"), an Ohio corporation and the owner of a one percent (1%) general partnership interest in Purchaser, and (b) by AH CGP, in each case pursuant to a non-recourse Guaranty (the "Guaranty"), with all of the obligations of AH Subordinated and AH CGP under the Guaranty being secured by a pledge of all of the interests in Purchaser held by AH Subordinated and AH CGP. Except as expressly contained herein, Seller shall be solely responsible for all closing costs in connection with the transaction contemplated by this Agreement (the "Closing Costs"). In addition to the Purchase Price, Purchaser shall assume and agrees to pay, in accordance with the terms of the Development Agreement, all costs, expenses and obligations incurred by Seller through and including the Closing in connection with the development and construction of the Facility which have not been paid as of the Closing Date, which costs, expenses and obligations include, but are not necessarily limited to, retainage held back from the Contractor pursuant to the Construction Contract ($0 as ofthe date hereof) and accrued developer's fees payable by Seller to BLCI ($231,195.30 as of the date hereof), and agrees to reimburse Seller for the Closing Costs in accordance with the terms of the Development Agreement.

         3. Closing. The closing ("Closing") of the purchase and sale of the Property shall occur on a date designated by Seller, but in no event later than June 30, 1998, unless otherwise agreed by the parties hereto. The Closing shall take place at the offices of Hunton & Williams. The time and date of such Closing are herein called the "Closing Date".

         4.  Representations  and  Warranties  of  Seller.   Seller  represents,
warrants and covenants to Purchaser, its partners, officers, managers, employees, agents, (including without limitation David B. Fenkell) that, as of the date hereof and the Closing Date: (a) Seller is the owner of the Property subject to the Permitted Exceptions and has full power and authority to sell, convey, assign and transfer to Purchaser the Property, free and clear of all liens and encumbrances except the Permitted Exceptions; (b) Seller has full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents pursuant hereto, and all required actions and approvals therefor have been duly taken and obtained; (c) this Agreement and all documents to be executed pursuant hereto by Seller are and shall be binding upon and enforceable against Seller in accordance with their respective terms; (d) there are no litigation or other proceedings pending against Seller which could have a material adverse effect on Seller's ability to consummate the transaction contemplated hereby and (e) the Property is in full compliance with all applicable laws, including, without limitation, any laws governing hazardous substances. The representations and warranties of Seller set forth above shall be deemed remade on the Closing Date, and shall survive the Closing and the recording of the deed.

         5. Representations and Warranties of Purchaser. Purchaser represents, warrants and covenants to Seller that, as of the date hereof and the Closing
Date: (a) Purchaser has full partnership power and authority to execute, deliver and perform this Agreement and all documents pursuant hereto, and all required partnership actions and approvals therefor have been duly taken and obtained;
(b) this Agreement and all documents to be executed pursuant hereto by Purchaser are and shall be binding upon and enforceable against Purchaser in accordance with their respective terms; and (c) there are no litigation or other proceedings pending against Purchaser which could have a material adverse effect on Purchaser's ability to consummate the transaction contemplated hereby. The representations and warranties of Purchaser set forth above shall be deemed remade on the Closing Date, and shall survive the Closing and the recording of the deed.

         6. Seller's Deliveries at Closing. In addition to this Agreement and the Development Agreement, Seller shall deliver to Purchaser at the Closing the following items:

                  (a) Bill of Sale. A bill of sale conveying, transferring and otherwise assigning to the Purchaser any and all of the Property, other than the real estate.

                  (b) Special Warranty Deed. Special Warranty Deed for the Land subject to the Permitted Exceptions.

                  (c) Other Documents. Such other documents which are necessary to complete and perfect the conveyance of Property to the Purchaser as contemplated by this Agreement, including, without limitation, any transfer declarations, owner's affidavits and undertakings required by the title company and similar items required by local law or the title company.

         7. Purchaser's Deliveries at Closing. In addition to this Agreement, the Development Agreement and the Note, Purchaser shall cause AH Subordinate and AH CGP to deliver to Seller the Guaranty and the pledge agreement or pledge agreements contemplated by Section 2 hereof, and shall deliver, or cause to be delivered to Seller at the Closing such other documents which are necessary to complete and perfect the conveyance of Property to Purchaser as contemplated by this Agreement, including, without limitation, any transfer declarations, owner's affidavits and undertakings required by the title company and similar items required by local law or the title company.

         8. Repurchase Right. If (a) by September 30, 1998 Purchaser fails to obtain and cause to be funded financing from Nomura Asset Capital Corporation and Banc One Capital Corporation, or one of their respective affiliates, generally consistent with the provisions of the term sheets or commitments previously issued with respect to the Property and otherwise acceptable to Seller (the "Financing"), or (b) prior to the closing of the Financing, Purchaser elects to transfer (directly or indirectly) its ownership interest in the Property, or Purchaser, AH CGP or AH Subordinate violates any provision of its organizational documents, then, in either (or both) of such events, Seller shall have the right to repurchase the Property from Purchaser for an amount (as increased pursuant to the immediately following sentence, the "Repurchase Price") equal to the Purchase Price less the Cash Portion. The Repurchase Price shall increase by nine percent (9%) per annum from the Closing Date until the closing of the reconveyance of the Property pursuant to this Section 8. The Repurchase Price may be payable, in part, by the cancellation of the Note. If Seller elects to repurchase the Property, Purchaser shall deliver title and conveyance documents to Seller which are equivalent to those delivered to Purchaser at the Closing (except for any title matters, including mechanics' liens, created by or relating to Seller, and except that Purchaser shall clear any title matters created by or relating to Purchaser). In addition, at the closing of the reconveyance of the Property pursuant to this Section 8, seller shall assume all of Purchaser's obligations under the Development agreement. Purchaser's obligations and Seller's rights under this Paragraph Section 8 shall be set forth in the documents recorded at the Closing. If Seller elects to exercise the repurchase right provided for herein, Seller must give notice of such election not later than October 31, 1998. The closing of the reconveyance of the Property to Seller, and the payment to Purchaser of the Repurchase Price therefor, shall occur not later than the later of (i) thirty (30) days after Seller gives Purchaser notice of Seller's election to repurchase the Property, or (ii) five (5) days after Purchaser has completed clearance of any title matters required to be cleared by Purchaser (except for clearance of matters to be paid and released at the repurchase closing, using any cash paid in payment of the Repurchase Price). The provisions of this Section 8 shall survive the Closing.

         9.       Miscellaneous.

         (a) No Brokerage. Each party hereto represents and warrants to the other parties hereto that it has not incurred any obligation or liability, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other like payment solely in connection with this Agreement or the sale of the Property contemplated hereby and each party agrees to indemnify and hold the other parties hereto harmless against and in respect of any such obligation or liability based in any way on agreements, arrangements or understandings claimed to have been made by such party with any third party.

                  (b) Survival of Representations, Warranties and Agreements. The representations, warranties and agreements of the parties contained in this Agreement shall survive the Closing Date.

                  (c) Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex, or sent by United States mail, certified or registered, postage prepaid, with return receipt requested, or otherwise actually delivered, addressed to the parties hereto at the addresses set forth in the Development Agreement.

                  (d) Entire Agreement. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

         (e) Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and each other person who is indemnified under any provision of this Agreement and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and/or each other person who is indemnified under any provision of this Agreement or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         (f) Amendment; Waiver. No provision of this Agreement may be amended, waived or otherwise modified without the prior written consent of the parties hereto.

         (g) Section Headings.  The section headings contained in this Agreement
are  for   reference   purposes  only  and  shall  not  affect  the  meaning  or
interpretation of this Agreement.

         (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         (i) Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state where the Land is located.

     (j) Indemnity. Seller agrees to indemnify and hold harmless Purchaser, its partners, officers, managers, employees, agents (including without limitation David B. Fenkell) for any and all costs and/or expenses (including without limitation reasonable attorneys' fees) in connection with any tax audit or related proceedings directly arising out of the transactions contemplated by this Agreement. This indemnity shall survive the closing.

     (k) Telecopy. This Agreement may be transmitted via telecopy and shall be deemed an original for all purposes.

         10. Limitation of Personal Liability. Notwithstanding any other provision of this Agreement to the contrary, in no event shall any officer, director, member, partner, manager, shareholder, incorporator or agent of Purchaser or of Purchaser's affiliates be personally liable to Seller for any of Purchaser's obligations under this Agreement, except as expressly provided in the Guaranty and the Collateral Assignment (as defined in the Guaranty).


                            [Signature page follows]

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.


                               SELLER:

                               Brookdale Living Communities of North
                               Carolina, Inc.


                               By: __________________________

                               Name: Darryl W. Copeland, Jr.

                               Its: Vice President



                               PURCHASER:

                               AH North Carolina OWNER LIMITED
                               PARTNERSHIP


                                  By: AH North Carolina CGP, Inc., its
                                  Managing General Partner


                                  By:

                                  Name: David B. Fenkell

                                  Its: President

                                    EXHIBIT A


                                LEGAL DESCRIPTION

                                 [SEE ATTACHED]

                                    EXHIBIT B


                              PERMITTED EXCEPTIONS



The Repurchase Right set forth in Section 8 of the foregoing Purchase and Sale Agreement and all restrictions, easements and other matters of record applicable to the Property, other than liens.

                                    EXHIBIT C

                             FORM OF PROMISSORY NOTE




















































blc\nomura\P&S North Carolina

                  JOINDER BY BROOKDALE LIVING COMMUNITIES, INC.


         This Joinder (this "Joinder") by Brookdale Living Communities, Inc., a Delaware corporation ("Guarantor"), effective as of June 30, 1998, is attached to and a part of that certain Purchase and Sale Agreement (the "Agreement") dated as of June 30, 1998, by and between AH North Carolina Owner Limited Partnership ("Purchaser") and Brookdale Living Communities of North Carolina, Inc. ("Seller"). Guarantor is the sole stockholder of all of the outstanding stock of Seller and, as such, will benefit from the Agreement. All terms not otherwise defined in this Joinder shall have the same meaning ascribed to them in the Agreement. Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Purchaser, its partners, officers, managers, employees, agents (including without limitation David B. Fenkell) the prompt and complete observance, fulfillment and performance of all of the obligations of Seller under or pursuant to the Agreement.


                                   GUARANTOR:

                                   BROOKDALE LIVING COMMUNITIES, INC.,
                                   a Delaware corporation


                                   By:
                                   Name:  Darryl W. Copeland, Jr.
                                   Title:  Executive Vice President